SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20579

                            FORM 8-K
                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) December 11, 1995

                           SOFTKEY INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE               0-13069                  94-2562108
     (State or other          (Commission              (IRS Employer
      jurisdiction of          File Number)             Identification No.)
      incorporation)

      ONE ATHENAEUM STREET, CAMBRIDGE, MASSACHUSETTS              02142
     (Address of principal executive offices)                    (Zip Code)

                              (617) 494 - 1200
             Registrant's telephone number, including area code:

                                   N/A

     (Former name or former address, if changed since last report)

                             Total Number of Pages
                         Exhibit Index Appears on Page


          Item 5.   Other Events.

                    On November 30, 1995, SoftKey International
          Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger dated November 30, 1995 (the "Merger Agreement") by and among the Company, Cubsco I Inc., a California corporation, Cubsco II Inc., a Delaware corporation, Tribune Company, a Delaware corporation ("Tribune"), Compton's NewMedia, Inc., a California corporation ("CNI"), and Compton's Learning Company, a Delaware corporation ("CLC"), pursuant to which the Company agreed to purchase CNI and CLC, wholly owned subsidiaries of Tribune, in stock-for-stock merger transactions valued at approximately $106.5 million in the aggregate.

                    Pursuant to the terms of the Merger Agreement, the final number of shares of common stock, par value $.01 per share, of the Company (the "SoftKey Common Stock") to be issued in the transaction will be determined based on the volume-weighted average price (the "Volume-Weighted Average") of SoftKey Common Stock on the Nasdaq National Market for a ten-trading day period prior to the closing of the merger transactions (the "Closing"). Also, in connection with the acquisitions, the Company has agreed either to execute at the Closing a promissory note to Tribune for up to $17 million of intercompany indebtedness or to issue to Tribune at the Closing SoftKey Common Stock having a value equal to the amount of such indebtedness (up to $17 million) based on the Volume-Weighted Average.

                    Also on November 30, 1995, Tribune and the
          Company entered into a definitive agreement pursuant to which Tribune agreed to make a strategic $150 million investment in the Company through the purchase of 5 1/2% Senior Convertible/Exchangeable Notes due 2000 of the Company (the "Notes"), pursuant to the terms and conditions of the Securities Purchase Agreement dated as of November 30, 1995 by and between Tribune and the Company (the "Securities Purchase Agreement"). The Notes are either convertible into SoftKey Common Stock at a conversion price of $53 per share or exchangeable for shares of a newly designated series of preferred stock of the Company which itself is convertible into SoftKey Common Stock.

                    Pursuant to the terms of the Securities
          Purchase Agreement, the strategic investment is conditioned upon the Company acquiring a majority of the outstanding common stock, par value $.001 per share, of The Learning Company, a Delaware corporation ("TLC Common Stock"), pursuant to the Company's outstanding tender offer for TLC Common Stock.

                    On December 6, 1995, the Company entered into the SoftKey/TLC Agreement and Plan of Merger dated December 6, 1995 (the "TLC Merger Agreement") among the Company, Kidsco Inc., a Delaware corporation, and The Learning Company, a Delaware corporation ("TLC"). Pursuant to the terms of the TLC Merger Agreement, the Company is offering to purchase all outstanding shares of TLC Common Stock at a purchase price of $67.50 per share and is extending its outstanding tender offer (the "Offer") until 12:00 midnight, New York City time, on Thursday, December 21, 1995. The TLC Merger Agreement provides, among other things, that the merger of Kidsco Inc. with and into TLC will be effected as soon as practicable following consummation of the Offer and that each outstanding share of TLC Common Stock (except shares held by TLC in treasury or owned by the Company or its affiliates and shares as to which appraisal rights are duly demanded under Delaware law) will be converted into the right to receive $67.50 in cash.

                    The foregoing descriptions of the terms and provisions of the Merger Agreement, the Securities Purchase Agreement and the TLC Merger Agreement are qualified in their entirety by the Merger Agreement, the Securities Purchase Agreement and the TLC Merger Agreement, together with the respective exhibits thereto, filed as Exhibits 2.1, 4.1 and 2.2 hereto, respectively, and incorporated by reference herein.


          Item 7.   Exhibits.

          Exhibit No.              Description

               2.1 Agreement and Plan of Merger, dated November 30, 1995, by and among SoftKey International Inc., Cubsco I Inc., Cubsco II Inc., Tribune Company, Compton's NewMedia, Inc. and Compton's Learning Company.

               2.2 SoftKey/TLC Agreement and Plan of Merger dated December 6, 1995 among SoftKey
                         International Inc., Kidsco Inc. and
                         The Learning Company.

               4.1 Securities Purchase Agreement dated as of November 30, 1995 between SoftKey
                         International Inc. and Tribune Company.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SOFTKEY INTERNATIONAL INC.

                                   By:/s/ Neal S. Winneg
                                      Neal S. Winneg
                                      Vice President

          December 11, 1995



                                   Exhibit Index

          Exhibit                                              Sequential
          No.       Description                                Page No.

          2.1 Agreement and Plan of Merger, dated November 30, 1995, by and among SoftKey International Inc., Cubsco I Inc., Cubsco II Inc., Tribune Company, Compton's NewMedia, Inc. and Compton's Learning Company.

          2.2 SoftKey/TLC Agreement and Plan of Merger dated December 6, 1995 among SoftKey
                    International Inc., Kidsco Inc. and
                    The Learning Company.

          4.1       Securities Purchase Agreement dated as of
                    November 30, 1995 between SoftKey
                    International Inc. and Tribune Company.